      As filed with the Securities and Exchange Commission on July 26, 2000

                                                 Registration No. ______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)
                             -----------------------

                                     Delaware                               13-3159796
                        ------------------------------              --------------------------
                       (State or other jurisdiction of                 (I.R.S. Employer
                        incorporation or organization)                Identification No.)

                          106 Charles Lindbergh Blvd.
                                 Uniondale, NY                                11553
                        ------------------------------              --------------------------
                    (Address of principal executive offices)               (Zip Code)

                             -----------------------
                            OSI PHARMACEUTICALS, INC.
                         NON-QUALIFIED STOCK OPTION PLAN
                             FOR FORMER EMPLOYEES OF
                           CADUS PHARMACEUTICAL CORP.
                                       AND
                            OSI PHARMACEUTICALS, INC.
                               1999 INCENTIVE AND
                                  NON-QUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the plan)
                             -----------------------
                             ROBERT L. VAN NOSTRAND
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            OSI PHARMACEUTICALS, INC.
                           106 CHARLES LINDBERGH BLVD.
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0023
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------

                                    Copy to:

                         SPENCER W. FRANCK, JR., ESQUIRE
                         SAUL, EWING, REMICK & SAUL LLP
                               CENTRE SQUARE WEST
                         1500 MARKET STREET, 38TH FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 972-1955
                             -----------------------
               See next page for calculation of registration fee.
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                         Proposed Maximum   Proposed Maximum
 Title of Securities     Amount to be    Offering Price        Aggregate
   to be Registered       Registered        Per Share       Offering Price        Amount of Registration Fee (5)
---------------------------------------------------------------------------------------------------------------------
Common Stock, Par         334,632(1)         $ 5.0000      $   1,673,160.00
Value $.01 Per Share       25,000(2)         $14.0000      $     350,000.00
                          742,125(3)         $23.2500      $  17,254,406.25
                        1,257,875(4)         $31.78125     $  39,976,839.84                  $15,643.16
                        ---------                             -------------                   =========
                        2,359,632                                  X.000264
                        =========                           ===============
=====================================================================================================================

(1) Represents shares issuable upon exercise of options previously granted under the Non-Qualified Stock Option Plan for Former Employees of Cadus Pharmaceutical Corp. (the "Cadus Plan").
(2) Represents shares issuable upon exercise of options previously granted under the Cadus Plan.
(3) Represents shares issuable upon exercise of options previously granted under the 1999 Incentive and Non-Qualified Stock Option Plan (the "1999 Plan").
(4) Represents shares issuable in connection with options available for grant under the 1999 Plan.
(5)      The registration fee has been computed in accordance with paragraphs
         (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the Registrant's common stock on July 20, 2000.

                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.(1)

Item 2.        Registrant Information and Employee Plan Annual Information.(1)

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The documents listed in clauses (a), (b) and (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

                (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1999.

                (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, and March 31, 2000, as amended, and the Registrant's Current Reports on Form 8-K, dated November 30, 1999, as amended, February 25, 2000, and June 20, 2000.

                (c) The description of the Registrant's common stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.         Description of Securities.

                Not applicable.

Item 5.         Interests of Named Experts and Counsel.

                Not applicable.

---------------------------------
(1) The information called for by Part I of this registration statement on Form S-8 is currently included in the Summary of the Registrant's Non-Qualified Stock Option Plan for Former Employees of Cadus Pharmaceutical Corp. and the Summary of the Registrant's 1999 Incentive and Non-Qualified Stock Option Plan (the "Plans") and will be delivered to eligible persons under the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

                  The Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent authorized by the General Corporation Law of Delaware, indemnify any person, or the legal representative of any person, who is or was a director, officer, employee or agent of the Registrant or another enterprise if said person served such enterprise at the request of the Registrant. The Certificate of Incorporation also provides that any amendment to the General Corporation Law of Delaware shall only be applicable to the extent any such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment. The Certificate of Incorporation further provides that in the case of an action, suit or proceeding initiated by the indemnified person, the Registrant shall indemnify the person only if such action, suit or proceeding was authorized by the Registrant's Board of Directors. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to itself or its stockholders for monetary damages for breach of fiduciary duty except under certain specified circumstances. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following is a list of exhibits filed as part of the registration statement:

                  4.1 Non-Qualified Stock Option Plan for Former Employees of Cadus Pharmaceutical Corp.

                  4.2      1999 Incentive and Non-Qualified Stock Option Plan.

                  5        Opinion of Saul, Ewing, Remick & Saul LLP.

                  23.1     Consent of KPMG LLP, independent public accountants.

                  23.2 Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5).

                  24 Power of Attorney (included on signature page of the registration statement).

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                    (i)     to include any prospectus required
                           by section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii)   To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Uniondale, State of New York, on July 21, 2000.

                                       OSI PHARMACEUTICALS, INC.

                                       By: /s/ Colin Goddard, Ph.D.
                                           -------------------------------------
                                           Colin Goddard, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                                  Title                      Date
              ---------                                                  -----                      ----

/s/ COLIN GODDARD, Ph.D.                                             President and             July 21, 2000
-------------------------------------------------               Chief Executive Officer
Colin Goddard, Ph.D.                                                 and Director

/s/ ROBERT L. VAN NOSTRAND                                       Vice President, Chief         July 26, 2000
-------------------------------------------------                  Financial Officer
Robert L. Van Nostrand                                         (principal financial and
                                                                  accounting officer)

/s/ GARY E. FRASHIER                                                  Chairman of              July 26, 2000
-------------------------------------------------               the Board of Directors
Gary E. Frashier

                                                                       Director                ___________
-------------------------------------------------
G. Morgan Browne


JOHN H. FRENCH, II                                                     Director                July 24, 2000
-------------------------------------------------
John H. French, II

/s/ EDWIN A. GEE, PH.D                                                 Director                July 22, 2000
-------------------------------------------------
Edwin A. Gee, Ph.D.

/s/ DARYL K. GRANNER, M.D.                                             Director                July 21, 2000
-------------------------------------------------
Daryl K. Granner, M.D.

/s/ WALTER M. LOVENBERG, PH.D.                                         Director                July 26, 2000
-------------------------------------------------
Walter M. Lovenberg, Ph.D.

/s/ VIREN MEHTA                                                        Director                July 25, 2000
-------------------------------------------------
Viren Mehta

/s/ STEVEN M. PELTZMAN                                                 Director                July 24, 2000
-------------------------------------------------
Steven M. Peltzman

/s/ SIR MARK RICHMOND, PH.D                                            Director                July 24, 2000
-------------------------------------------------
Sir Mark Richmond, Ph.D.

/s/ JOHN P. WHITE, ESQUIRE                                             Director                July 24, 2000
-------------------------------------------------
John P. White, Esquire

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.                                                    EXHIBIT
-----------                                                    -------

4.1                                   Non-Qualified Stock Option Plan for Former Employees of Cadus
                                      Pharmaceutical Corp.

4.2                                   1999 Incentive and Non-Qualified Stock Option Plan.

5                                     Opinion of Saul, Ewing, Remick & Saul LLP.

23.1                                  Consent of KPMG LLP, independent public accountants.

23.2                                  Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5).

                                      Power of Attorney (included on signature page of the registration
24                                    statement).